Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-256984, 333-238938, 333-236970, 333-233032, 333-230859, 333-223661, 333-217211, 333-210399, 333-202942, 333-197657, 333-189577, 333-179453, 333-177306 and 333-172031 on Form S-8 and Registration Statement Nos. 333-258862 and 333-213967 on Form S-3 of our report dated February 27, 2020, relating to the financial statements of NeoPhotonics Corporation appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

San Jose, California

February 24, 2022